FOR IMMEDIATE RELEASE
NU SKIN ENTERPRISES REPORTS FOURTH-QUARTER AND 2017 RESULTS
AND PROVIDES INITIAL 2018 GUIDANCE
PROVO, Utah — Feb. 15, 2018 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced fourth-quarter and 2017 financial results.

Executive Summary
Q4 2017
Revenue:	$666.2 million, up 25.4% • +3% fx impact
Earnings Per Share (EPS):	$0.33 or $1.20 when excluding the impact of tax reform, compared to $0.69 in Q4 2016, which included a $0.10 tax charge.
Sales Leaders:	81,900 – 33% year-over-year increase, benefitting from ageLOC LumiSpa preview
Customers:	1,070,000 – 8% year-over-year increase
Tax Reform Impact:	Non-cash $47.7 million write-down of net deferred tax assets

2017 Annual
Revenue:	$2.28 billion, up 3% • less than (1%) fx impact
Earnings Per Share (EPS):	$2.36 or $3.23 when excluding the impact of tax reform, compared to $2.55 in 2016, which included a $0.36 Japan customs charge

"We concluded 2017 on a high note with solid quarterly results driven by customer and sales leader growth," said Ritch Wood, chief executive officer. "Our growth strategy, which remains focused on three key elements – engaging platforms, enabling products and empowering programs, continues to drive our positive results. According to plan, we introduced ageLOC LumiSpa during the fourth quarter, which contributed to strong results in most of our markets. We also experienced continued momentum surrounding our social selling efforts, which we expect will be a catalyst for continued customer growth in 2018 and beyond."

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Nu Skin Enterprises, Inc.
Feb. 15, 2018

Q4 2017 Year-Over-Year Operating Results
Revenue:	$666.2 million compared to $531.3 million
Gross Margin:	77.7% compared to 79.6%
Selling Expenses:	39.8% of revenue compared to 41.9%
G&A Expenses:	23.0% of revenue compared to 26.2%
Operating Margin:	14.9% compared to 11.4%
Other Income / (Expense):	($0.4) million compared to $1.4 million
Income Tax Rate:	81.5%, or 33.1% when excluding the tax reform impact
EPS:	$0.33 or $1.20 when excluding the tax reform impact, compared to $0.69, which included a $0.10 tax charge

Stockholder Value
Dividend Payments:	$19.0 million
Stock Repurchases:	$23.9 million; $128.0 million remaining in authorization

The fourth quarter provision for income taxes included the following amounts related to the Tax Cuts and Jobs Act (TCJA). These amounts, which are provisional, may require adjustments as Internal Revenue Service (IRS) guidance is issued and as additional analysis of the provisions of the TCJA are completed:
•	$52.0 million write-down of our foreign tax credit carryforward.
•	$7.3 million charge related to a tax on permanently reinvested foreign earnings that have not been repatriated to the U.S.
•	$11.6 million benefit related to the remeasurement of U.S. net deferred tax liabilities at the lower statutory rate.
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Nu Skin Enterprises, Inc.
Feb. 15, 2018

2018 Outlook
Q1 2018 Revenue:	$550 to $570 million, 10 to 14% growth • +4 to 5% fx impact
Q1 2018 EPS:	$0.65 to $0.70
2018 Revenue:	$2.44 billion to $2.49 billion, 7 to 9% growth • +2 to 3% fx impact
2018 EPS	$3.45 to $3.65

"Our 2018 guidance reflects optimism about our business prospects for the coming year, with expected top- and bottom-line growth," said Wood. "Our plans are focused on growing our customer base by executing on our 3P – Platforms, Products, Programs – growth strategy. We expect to further leverage the power of social selling and believe this channel will empower our sales leaders to reach a broader audience, helping to enable greater sales growth. On the product front, we are accelerating the introduction of innovative and socially shareable products, led by our recently introduced ageLOC LumiSpa, which is rolling out globally in the first half of 2018. We have also begun implementing sales compensation enhancements to more effectively reward our sales leaders and drive increased productivity.
"We also recently completed the acquisition of two manufacturing partners in which we previously held non-controlling equity ownership, as well as a packaging company. We anticipate these acquisitions will be accretive to our annual results and will be meaningful contributors to our future success," concluded Wood.
"Looking at 2018, we expect first-quarter revenue in the $550 to $570 million range, which includes an approximate 4 to 5 percent positive foreign currency impact," said Mark Lawrence, chief financial officer. "For the full year, we are projecting revenue growth of 7 to 9 percent, or $2.44 to $2.49 billion, including a favorable foreign currency impact of 2 to 3 percent, and earnings per share of $3.45 to $3.65. For 2018, excluding discrete items, we anticipate our effective tax rate will be approximately 34 to 35 percent."
Conference Call
The Nu Skin management team will host a conference call with the investment community on Feb. 15, 2018, at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available at the same URL through March 2, 2018.

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Nu Skin Enterprises, Inc.
Feb. 15, 2018

About Nu Skin Enterprises, Inc.
Founded more than 30 years ago, Nu Skin Enterprises, Inc. develops and distributes innovative consumer products, offering a comprehensive line of premium-quality beauty and wellness solutions. The company builds upon its scientific expertise in both skin care and nutrition to continually develop innovative product brands that include the Nu Skin® personal care brand, the Pharmanex® nutrition brand, and most recently, the ageLOC® anti-aging brand. The ageLOC brand has generated a loyal following for such products as the ageLOC Youth nutritional supplement, the ageLOC Me® customized skin care system, as well as the ageLOC TR90® weight management and body shaping system. Nu Skin sells its products through a global network of sales leaders in Asia, the Americas, Europe, Africa and the Pacific. As a long-standing member of direct selling associations globally, Nu Skin is committed to the industry's consumer guidelines that protect and support those who sell and purchase its products through the direct selling channel. Nu Skin is also traded on the New York Stock Exchange under the symbol "NUS." More information is available at nuskin.com.
Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company's current expectations and beliefs. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws and include, but are not limited to, statements of management's expectations regarding the company's performance, sales force and customer base, growth, strategies, initiatives and areas of focus, acquisitions and new product introductions; projections regarding revenue, earnings per share, foreign currency fluctuations, tax rates and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "project," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," "may," "might," the negative of these words and other similar words.

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Nu Skin Enterprises, Inc.
Feb. 15, 2018

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	adverse publicity related to the company's business, products, industry or any legal actions or complaints by the company's sales force or others;
•
risk that direct selling laws and regulations in any of our markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to our business model or negatively impacts our revenue, sales force or business, including through the interruption of sales activities, loss of licenses, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company's sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	risk of foreign currency fluctuations and the currency translation impact on the company's business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the company's recent acquisitions;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support our planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company's products, which could require the company to modify its claims or inhibit the company's ability to import or continue selling a product in a market if it is determined to be a medical device or if it is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally;
•
uncertainties related to interpretation of, and forthcoming regulations under, the recently enacted U.S. tax reform legislation; the company's future tax-planning initiatives; any prospective or retrospective increases in duties on the company's products imported into the company's markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company's various markets; and

•	continued competitive pressures in the company's markets.

The company's financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company's beliefs as of the date that such information was first provided and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue growth is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company's performance. It is calculated by translating the current period's revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's revenue.
Earnings per share and income tax rate, each excluding the impact of tax reform, also are non-GAAP financial measures. The Tax Cuts and Jobs Act was enacted in December 2017 and had a material impact on the company's earnings per share and tax rate. Removing its impact facilitates period-to-period comparisons of the company's performance. Please see the reconciliations of these items to our earnings per share and income tax rate calculated under GAAP, below.

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Nu Skin Enterprises, Inc.
Feb. 15, 2018

The Company's revenue results by segment for the three-month periods ended December 31 are presented in the following table (in thousands).

	2017	2016	% Change	Constant Currency % Change

Mainland China	$222,333	$139,095	59.8%	54.3%
South Korea	103,066	98,354	4.8%	(0.3%)
Americas	95,412	71,708	33.1%	34.0%
South Asia/Pacific	83,253	70,016	18.9%	16.8%
Japan	67,620	68,613	(1.4%)	1.5%
Hong Kong/Taiwan	46,627	43,411	7.4%	4.5%
EMEA	47,890	40,132	19.3%	9.7%

Total	$666,201	$531,329	25.4%	22.3%

The Company's revenue results by segment for the year ended December 31 are presented in the following table (in thousands).

	2017	2016	% Change	Constant Currency % Change

Mainland China	$716,991	$610,414	17.5%	18.9%
South Korea	361,692	413,696	(12.6%)	(14.9%)
Americas	317,380	276,590	14.7%	15.5%
South Asia/Pacific	299,980	296,758	1.1%	1.7%
Japan	256,085	279,042	(8.2%)	(5.2%)
Hong Kong/Taiwan	166,696	183,979	(9.4%)	(12.1%)
EMEA	160,275	147,318	8.8%	5.6%

Total	$2,279,099	$2,207,797	3.2%	3.3%

The company's Customers and Sales Leaders statistics by segment for the three-month periods ended December 31 are presented in the following table.

	2017		2016		% Increase (Decrease)
	Customers	Sales Leaders	Customers	Sales Leaders	Customers	Sales Leaders

Mainland China	193,000	40,600	175,000	22,000	10.3%	84.5%
South Korea	173,000	8,400	192,000	9,600	(9.9%)	(12.5%)
Americas	222,000	8,000	166,000	6,700	33.7%	19.4%
South Asia/Pacific	144,000	8,900	116,000	7,600	24.1%	17.1%
Japan	132,000	6,600	137,000	6,700	(3.6%)	(1.5%)
Hong Kong/Taiwan	71,000	4,700	73,000	4,600	(2.7%)	2.2%
EMEA	135,000	4,700	129,000	4,400	4.7%	6.8%

Total	1,070,000	81,900	988,000	61,600	8.3%	33.0%

"Customers" are persons who purchased products directly from the company during the previous three months.

"Sales Leaders" are independent distributors, and sales employees and independent marketers in China, who achieve certain qualification requirements.

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Nu Skin Enterprises, Inc.
Feb. 15, 2018

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Fourth Quarters Ended December 31, 2017 and 2016
(in thousands, except per share amounts)

	2017	2016

Revenue	$666,201	$531,329

Cost of sales	148,459	108,520

Gross profit	517,742	422,809

Operating expenses:
Selling expenses	265,378	222,887
General and administrative expenses	153,244	139,139
Total operating expenses	418,622	362,026

Operating income	99,120	60,783

Other (expense)/income, net	(446)	1,353
Income before provision for income taxes	98,674	62,136
Provision for income taxes	80,439	23,951

Net income	$18,235	$38,185

Net income per share:
Basic	$0.35	$0.71
Diluted	$0.33	$0.69

Weighted average common shares outstanding:
Basic	52,722	53,769
Diluted	55,053	55,539

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Nu Skin Enterprises, Inc.
Feb. 15, 2018

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Years Ended December 31, 2017 and 2016
(in thousands, except per share amounts)

	2017	2016

Revenue	$2,279,099	$2,207,797

Cost of sales	502,078	500,457

Gross profit	1,777,021	1,707,340

Operating expenses:
Selling expenses	938,024	922,083
General and administrative expenses	564,514	554,153
Total operating expenses	1,502,538	1,476,236

Operating income	274,483	231,104

Other (expense)/income, net	(8,916)	(18,265)
Income before provision for income taxes	265,567	212,839
Provision for income taxes	136,130	69,753

Net income	$129,437	$143,086

Net income per share:
Basic	$2.45	$2.58
Diluted	$2.36	$2.55

Weighted average common shares outstanding:
Basic	52,806	55,412
Diluted	54,852	56,097

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Nu Skin Enterprises, Inc.
Feb. 15, 2018

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
As of December 31, 2017 and 2016
(in thousands)

	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$426,399	$357,246
Current investments	11,847	10,880
Accounts receivable	33,196	31,199
Inventories, net	253,454	249,936
Prepaid expenses and other	52,893	65,076
	777,789	714,337

Property and equipment, net	464,587	444,732
Goodwill	114,954	114,954
Other intangible assets, net	67,647	63,553
Other assets	164,895	136,469
Total assets	$1,589,872	$1,474,045

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$50,341	$41,261
Accrued expenses	319,189	275,023
Current portion of long-term debt	77,840	82,727
	447,370	399,011

Long-term debt	310,790	334,165
Other liabilities	127,116	76,799
Total liabilities	885,276	809,975

Stockholders' equity:
Class A common stock	91	91
Additional paid-in capital	466,349	439,635
Treasury stock, at cost	(1,304,694)	(1,250,123)
Accumulated other comprehensive loss	(66,318)	(84,122)
Retained earnings	1,609,168	1,558,589
	704,596	664,070
Total liabilities and stockholders' equity	$1,589,872	$1,474,045

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Nu Skin Enterprises, Inc.
Feb. 15, 2018

NU SKIN ENTERPRISES, INC. Reconciliation of Earnings Per Share Excluding Impact of Tax Reform to GAAP Earnings Per Share (in thousands, except per share amounts)
	2017	Q4 2017
Net income	$129,437	$18,235
Impact of tax reform on provision for income taxes	47,729	47,729
Net income, excluding impact of tax reform	$177,166	$65,964
Weighted-average common shares outstanding (000s)	54,852	55,053
Diluted earnings per share	$2.36	$0.33
Diluted earnings per share, excluding tax reform impact	$3.23	$1.20

NU SKIN ENTERPRISES, INC. Reconciliation of Effective Tax Rate Excluding Impact of Tax Reform to GAAP Effective Tax Rate (in thousands)
	2017	Q4 2017
Provision for income taxes	$136,130	$80,439
Impact of tax reform on provision for income taxes	(47,729)	(47,729)
Provision for income taxes, excluding impact of tax reform	$88,401	$32,710
Income before provision for income taxes	$265,567	$98,674
Effective tax rate	51.3%	81.5%
Effective tax rate, excluding tax reform impact	33.3%	33.1%

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com,  (801) 345-3577---